SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 20, 2002



                         THE BEAR STEARNS COMPANIES INC.
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             (Exact Name of Registrant as Specified in its Charter)



             Delaware                      1-8989               13-3286161
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   (State or Other Jurisdiction       (Commission File       (I.R.S. Employer
        of Incorporation)                 Number)          Identification No.)



         383 Madison Avenue, New York, New York                   10179
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        (Address of Principal Executive Offices)                (Zip Code)



       Registrant's telephone number, including area code: (212) 272-2000



                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

      On December 20, 2002, Bear, Stearns & Co. Inc. ("Bear Stearns"), a subsidiary of The Bear Stearns Companies Inc., reached an agreement in principle with the United States Securities and Exchange Commission; the National Association of Securities Dealers; the New York Stock Exchange; the Offices of the Attorneys General of New York, New Jersey, Delaware, Vermont, and Hawaii; and the North American Securities Administrators Association to resolve their investigations of Bear Stearns relating to research analyst independence. Pursuant to the agreement in principle, Bear Stearns agreed, among other things, to: (i) pay $50 million in retrospective relief; (ii) adopt internal structural and operational reforms that will further augment the steps it has already taken to ensure research analyst independence and promote investor confidence;
(iii) contribute $25 million spread over five years to provide independent, third-party research to clients; (iv) contribute $5 million for investor education programs; and (v) in connection with the agreement in principle, adopt restrictions on the allocation of shares in initial public offerings to corporate executives and directors of public companies.



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

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE BEAR STEARNS COMPANIES INC.

Date:  December 24, 2002                   /s/ Mark E. Lehman
                                          -------------------
                                         Name:  Mark E. Lehman
                                         Title: Executive Vice President and
                                                 General Counsel


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